Exhibit 10.19E
FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 27th day of December, 2021, by and among SILICON VALLEY BANK (“Bank”), and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2018 (as may from time to time be further amended, modified, supplemented or restated, including, without limitation, by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of September 7, 2018, that certain Second Amendment to Loan and Security Agreement dated as of November 20, 2019, that certain Third Amendment to Loan and Security Agreement dated as of April 21, 2020, and that certain Fourth Amendment to Loan and Security Agreement dated as of August 2, 2021, collectively, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 2.2.1 (Revolving Line). Section 2.2.1(a) of the Loan Agreement is hereby amended and restated to read as follows:
“(a)     Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.2Section 2.5 (Fees). Section 2.5 of the Loan Agreement hereby is amended by (i) amending and restating clauses (g) and (h), and (ii) adding new clauses (i) and (j) to read as follows:

“(g)    Fifth Amendment Fee. A fully earned, non-refundable fee in an amount equal to Twenty-Five Thousand Dollars ($25,000), due on the Fifth Amendment Effective Date.

(h)    Success Fee. The Success Fee due on the earliest to occur of (i) the Financing Milestone, (ii) February 28, 2022 or (iii) the earlier date all Obligations are repaid in full.

(i)    Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Fifth Amendment Effective Date, when due (or, if no stated due date, upon demand by Bank).

(j)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.5 pursuant to the terms of Section 2.6(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.5.”

2.3Section 3.1 (Conditions Precedent to Initial Credit Extension). Section 3.1(h) of the Loan Agreement hereby is amended and restated to read as follows:
“(h)    Reserved;”

2.4Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement hereby is amended by (i) amending and restating clauses (i) and (j), and (ii) adding new clause (k) to read as follows:
“(i)    within seven (7) days of the end of each month, bank statements for Borrower’s (i) Bank of America Lockbox Accounts, (ii) Bank of America Deposit Accounts and (iii) Bank of America Payroll Account (the “Bank of America Bank Statements”);

(j)    prompt written notice of any changes to the beneficial ownership information set out in Section 13 to the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(k)    promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Bank.”

2.5Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, as follows:

“Adjusted Quick Ratio” means a ratio of (a) the sum of (i) Borrower’s unrestricted cash and Cash Equivalents held at Bank and Bank Affiliates subject to a Control Agreement, plus (ii) unrestricted and unencumbered cash in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank, plus (iii) Borrower’s net Accounts receivable, divided by (b) the difference of (i) Borrower’s Current Liabilities, minus, without duplication, (ii) the current portion of Borrower’s Deferred Revenue; provided however for the period of time from the Fifth Amendment Effective Date through the earlier to occur of (i) the Financing Milestone or (ii) February 28, 2022, Indebtedness under the Revolving Line shall be excluded from the calculation of Current Liabilities.

“Bank of America Bank Statements” is defined in Section 6.2(i) of this Agreement.

“Borrowing Base” is (A) commencing on the Fifth Amendment Effective Date until Bank’s satisfactory completion of the Initial Audit, seventy-five percent (75%) of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); and (B) upon Bank’s satisfactory completion of the Initial Audit, eighty-five percent (85%) of Eligible Accounts plus the least of (i) fifty percent (50%) of Eligible Inventory (valued at the lower of cost or wholesale fair market value), (ii) Five Million Dollars ($5,000,000) or (iii) an amount that would represent twenty-five percent (25%) of the total Availability Amount, all as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing amounts and percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may materially and adversely affect the Collateral or its value. Bank shall use commercially reasonable efforts to notify Borrower of any such decrease.

“Fifth Amendment Effective Date” is December 27, 2021.
“Financing Milestone” means the receipt by Borrower of at least Twenty-Five Million Dollars ($25,000,000) from the proceeds of the issuance of equity securities or Subordinated Debt into Borrower’s accounts at Bank after the Fifth Amendment Effective Date but on or prior to February 28, 2022.
“Streamline Period” is, after the completion of the Initial Audit and upon the earlier to occur of (i) the Financing Milestone or (ii) February 28, 2022, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank evidence, satisfactory to Bank in its sole discretion, confirming that Borrower has maintained Liquidity of greater than Twenty Million Dollars ($20,000,000) at all times during the prior month (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day of the first month following any month in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance as of the last day of each calendar month for one (1) fiscal quarter prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved.

    “Success Fee” is a fully earned, non-refundable fee in an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000).

2.6Section 13 (Definitions). Subsection (x) of the defined term “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety as follows:
“(x)    Intentionally Omitted.”
2.7Exhibit B of the Loan Agreement hereby is replaced with Exhibit B (including Schedule 1) attached hereto.
2.8Borrower hereby agrees that the Initial Audit must be completed no later than sixty (60) days after the Fifth Amendment Effective Date.
3.Limitation of Amendment.
3.1This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. Borrower represents and warrants to Bank as follows:
4.1(a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;
4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date, as supplemented by a First Supplement, dated as of July 25, 2018, a Second Supplement, dated as of July 25, 2018 a Third Supplement, dated as of August 28, 2019, a Fourth Supplement, dated as of April 21, 2020, and a Fifth Supplement, dated as of July 20, 2021 and as supplemented by all other notices to the Bank under the Loan Agreement changing any such information previously provided, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate, as supplemented, have not changed, as of the date hereof, in any material respect except for (i) average monthly bank balances which change from time to time, and (ii) changes in litigation set forth in Borrower’s periodic filings with the Securities and Exchange Commission from time to time.
6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Conditions to Effectiveness. The parties agree that this amendment shall be effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) an updated Corporate Borrowing Certificate, and (c) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.
9.Miscellaneous.
9.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
9.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

10.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Kristina Peralta Name: Kristina Peralta Title: Vice President	FLUIDIGM CORPORATION By: /s/ Vikram Jog Name: Vikram Jog Title: Chief Financial Officer

[Signature Page to Fifth Amendment to Loan and Security Agreement]

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EXHIBIT B

COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK                    Date:
FROM: FLUIDIGM CORPORATION

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

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Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly Financial Statements*	Within 45 days after the end of each fiscal quarter	Yes No
Compliance Statement	(i) within 45 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter, and (ii) within 30 days after the end of each month when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month	Yes No
10-Q, 10-K and 8-K	Within 5 days	Yes No
A/R & A/P Agings and Monthly Perpetual Inventory Reports	(i) within 30 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter, and (ii) within 30 days after the end of each month when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month	Yes No
Borrowing Base Statement	(i) no later than Friday of each week when a Streamline Period is not in effect and the principal amount outstanding under the Revolving Line is > $0.00, (ii) within 7 days after the end of each month (provided however that if such seventh day is not a Business Day, then such Borrowing Base Statement shall be delivered on next Business Day) when a Streamline Period is in effect and when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month, and (iii) within 7 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter	Yes No
Board Approved Projections	Within 30 days of each fiscal year of Borrower, and within 7 days of any updates/amendments	Yes No
Field Exams	Annually, provided that the Initial Audit is to occur within 60 days of the Fifth Amendment Effective Date	Yes No
Bank of America Bank Statements	Within 7 days after the end of each month	Yes No
*Provided, however, notwithstanding the foregoing, the Quarterly Financial Statements for Borrower’s fourth (4th) quarter of each fiscal year, shall be due within ninety (90) days of such fiscal quarter.

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Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Adjusted Quick Ratio	≥1.25:1.00	$_______	Yes No

Streamline	Required	Actual	Applies

Maintain as indicated:
Liquidity	> $20,000,000	$_________	Yes No

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Schedule 1 to Compliance Statement
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________
11.Minimum Adjusted Quick Ratio (Section 6.9)
Required:    ≥1.25 to 1.00

Aggregate value of Borrower’s unrestricted cash and Cash Equivalents held at Bank and Bank Affiliates subject to a Control Agreement.	$_______
Aggregate value of the unrestricted and unencumbered cash of Borrower in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank	$_______
Aggregate value of Borrower’s net Accounts receivable	$_______

Quick Assets (the sum of lines A, B and C)	$_______
Aggregate value of Obligations owing from Borrower to Bank (provided however for the period of time from the Fifth Amendment Effective Date through the earlier to occur of (i) the Financing Milestone or (ii) February 28, 2022, Indebtedness under the Revolving Line shall be excluded from the calculation of Current Liabilities)	$_______
Aggregate value of liabilities of Borrower that mature within one (1) year (without duplication with line E above)	$_______
Current Liabilities (the sum of lines E and F)	$_______
Current portion of Borrower’s Deferred Revenue	$_______
Adjusted Quick Ratio (line D divided by the difference of line G, minus line H)

Actual:

Is line I greater than or equal to 1.25 to 1:00?

          No, not in compliance                      Yes, in compliance

I.Liquidity (Streamline Calculation)
Required: Liquidity > $20,000,000

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Actual:

Aggregate value of Borrower’s unrestricted cash and Cash Equivalents held at Bank	$_______
Aggregate value of Borrower’s unrestricted and unencumbered cash in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank	$_______
Availability Amount	$_______
Liquidity (the sum of lines A, B, and C)	$_______

Is line D greater than $20,000,000?

_______ No (Streamline does NOT apply)                  Yes (Streamline does apply)

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